Amendment No. 13 to
Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Transamerica Financial Life Insurance Company
Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (The “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Financial Life Insurance Company (the “Company”) or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2004, and subsequently amended May 3, 2004, April 29, 2005, May 1, 2007, July 30, 2007, January 10, 2008, May 1, 2009, October 1, 2010, May 1, 2011, October 31, 2011, March 1, 2012, January 15, 2013 and May 1, 2013, (the “Agreement”).  The parties now desire to amend the Agreement by this amendment (the “Amendment”).  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules A, C and G of the Agreement are hereby deleted in their entirety and replaced with the Schedules A, C and G attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2014.

The Trust:	Franklin Templeton Variable Insurance Products Trust
Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement.                                                By: /s/ Karen L. Skidmore
Name:  Karen L. Skidmore
Title:    Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc.

By: /s/ Christopher Felchlin
Name:  Christopher Felchlin
Title:    Vice President

The Company:	Transamerica Financial Life Insurance Company

By: /s/ John Mallett
Name:  John Mallett
Title:    Vice President

The Distributor:                                                      Transamerica Capital, Inc.

By: /s/ Brenda L. Smith
Name:  Brenda L. Smith
Title:    Assistant Vice President

Schedule A

The Company and its Distributor

THE COMPANY

Transamerica Financial Life Insurance Company
4333 Edgewood Rd NE
Cedar Rapids, IA 52499

A life insurance company organized under the laws of the State of Iowa.

The DISTRIBUTOR

Transamerica Capital, Inc.
4600 S. Syracuse Street
Suite 1100
Denver, Colorado 80237

A corporation organized under the laws of the State of California.

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Founding Funds Allocation VIP Fund – Class 4
2.	Franklin Income VIP Fund - Class 2
3.	Franklin Mutual Shares VIP Fund - Class 2
4.	Franklin Small Cap Value VIP Fund - Class 2
5.	Franklin Small-Mid Cap Growth VIP Fund - Class 2
6.	Templeton Foreign VIP Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be in electronic format) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

Schedule G

Addresses for Notices

To the Company:                                                      Transamerica Financial Life Insurance Company
4333 Edgewood Rd NE
Cedar Rapids, IA 52499
Attention: IS&R General Counsel

To the Distributor:                                                      Transamerica Capital, Inc.
4600 S. Syracuse Street
Suite 1100
Denver, CO  80237
Attention: General Counsel

To the Trust:	To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:                                                      Franklin/Templeton Distributors, Inc.
100 Fountain Parkway, Bldg. 140 7th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter
with a copy to:                                                Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California  94403
                  Attention: General Counsel